Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-61132, 333-97375, 333-119257, 333-151941, 333-169569, 333-174863, 333-196799, and 333-198794) of Regeneron Pharmaceuticals, Inc., of our report dated February 9, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
February 9, 2017